Exhibit 2.1c

THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT

This Third Amendment (this “Amendment”) to the Asset Purchase Agreement among Charter Communications VI, LLC, The Helicon Group, L.P., Interlink Communications Partners, LLC, Charter Communications, LLC, Hornell Television Service, Inc., Falcon Telecable, a California limited partnership (collectively, the “Sellers” and each individually, a “Seller”), Charter Communications Holdings, LLC (“Parent”) and Atlantic Broadband Finance, LLC (“Buyer”) is entered into as of February 27, 2004.

WHEREAS, Sellers and Buyer are parties to an Asset Purchase Agreement, dated as of September 3, 2003, as amended October 31, 2003 and December 3, 2003 (as amended, the “Purchase Agreement”) and wish to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, based on the foregoing, and for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties, intending to be legally bound, agree and acknowledge that the Purchase Agreement shall be amended as follows:

1. The definitions of “Barter Receivables,” “EBS Percentage” and “Franchise Area” contained in Section 1.1 of the Purchase Agreement hereby are deleted and replaced in their entirety with the following:

“Barter Receivables” means unperformed obligations in the form of products or services owed by Sellers or the LLCs where an unaffiliated third party provides or provided products or services to Sellers or the LLCs in exchange for such obligations.

“EBS Percentage” means those percentages calculated pursuant to Schedule 1D.

“Franchise Area” means, with respect to any Franchise, the geographic area in which a Seller or an LLC is authorized to operate the System pursuant to such Franchise.

2. Section 1 of the Purchase Agreement hereby is amended by adding each of the following defined terms to the list of defined terms in Section 1:

“Atlantic (Delmar)” means Atlantic Broadband (Delmar), LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer.

“Atlantic (Penn)” means Atlantic Broadband (Penn), LLC, a Delaware limited liability company and wholly owned subsidiary of Buyer.

“CCVI Eastern MD LLC” has the meaning set forth in Section 2.3(a).

“CCVI LLCs” has the meaning set forth in Section 2.3(a).

“CCVI LLC Interests” has the meaning set forth in Section 2.3(d).

“CCVI LLC Assumed Liabilities” has the meaning set forth in Section 2.3(c).

“CCVI Western MD LLC” has the meaning set forth in Section 2.3(a).

“Contribution Time” has the meaning set forth in Section 2.3(b).

“Eastern MD Franchise Assets” means that portion of the Assets that are related to, or used in connection with, the operation of the System within the Franchise Areas represented by the Franchises set forth on Schedule 1F, provided, that the Eastern MD Franchise Assets shall not include any Assets related in whole or in part to any Franchise Area in the State of Delaware.

“Eastern MD Retained Consent Franchise LLC” has the meaning set forth on Schedule 2.3(b).

“HTS (NY) LLC” has the meaning set forth in Section 2.3(a).

“Initial Asset Drop Down“ has the meaning set forth in Section 2.3(b).

“LLC” and “LLCs” means, respectively, any of the CCVI LLCs or the Retained Consent Franchise LLCs, individually, and the CCVI LLCs and Retained Consent Franchise LLCs, collectively.

“LLC Assets” means, collectively, the Western MD Franchise Assets, Eastern MD Franchise Assets and the NY Franchise Assets.

“LLC Assumed Liabilities” means that portion of the Assumed Liabilities which relates to the LLC Assets.

“LLC Interests” means, collectively, the CCVI LLC Interests and all outstanding limited liability company interests and any other ownership interests in the Retained Consent Franchise LLCs.

“NY Franchise Assets” means that portion of the Assets that are related to, or used in connection with, the operation of the System within the Franchise Areas represented by the Franchises set forth on Schedule 1G.

“NY Retained Consent Franchise LLC” has the meaning set forth on Schedule 2.3(b).

“Retained Consent Franchise LLC” has the meaning set forth in Section 6.14(a)(ii).

“Retained LLC Consent Franchises” has the meaning set forth in Section 6.14(a)(i).

“Retained LLC Consent Franchise Assets” means, with respect to any Retained LLC Consent Franchise, that portion of the Assets that are related to, or used in connection with, the operation of the System within the Franchise Area represented by such Retained LLC Consent Franchise.

“Subsequent Asset Drop Down” has the meaning set forth in Section 6.14(a)(ii).

“Subsequent Consent Transfer” has the meaning set forth in Section 6.14(a)(ii).

“Western MD Franchise Assets” means that portion of the Assets that are related to, or used in connection with, the operation of the System within the Franchise Areas represented by the Franchises set forth on Schedule 1H.

“Western MD Retained Consent Franchise LLC” has the meaning set forth on Schedule 2.3(b).

3. The first sentence of Section 2.1(a) of the Purchase Agreement hereby is deleted in its entirety and replaced with the following:

“Subject to the terms, provisions and conditions contained in this Agreement, on the Closing Date, each Seller agrees to sell, assign, transfer, convey and deliver to Buyer (whether directly or indirectly by selling and transferring to Buyer such Seller’s membership interests in the LLCs pursuant to Section 2.3(d) below), and Buyer agrees to purchase and acquire from each Seller, all right, title and interest of each Seller in the Assets, free and clear of all Encumbrances other than Permitted Encumbrances, but subject to any Required Consents that have not been obtained as of the Closing Date.”

4. The third sentence of Section 2.1(a) of the Purchase Agreement hereby is deleted in its entirety and replaced with the following:

“For the avoidance of doubt, the Assets shall include (w) the LLC Interests, (x) any assets, properties, rights and interests transferred to the Sellers on or prior to the Closing Date by Affiliates of the Sellers as required by Section 6.9(b), (y) any assets, properties, rights and interests transferred by Sellers to an Affiliate prior to the Closing Date pursuant to Section 6.19, and (z) any assets, properties, rights and interests transferred by HTS or CCVI to the LLCs as required by Section 2.3(b).”

5. A new Section 2.3 hereby is added to the Purchase Agreement as follows:

“2.3 Initial Asset Drop Down.

(a) At least one (1) Business Day prior to the Closing Date, CCVI shall form two limited liability companies under the laws of the State of Delaware, each to be wholly owned by CCVI (such limited liability companies are herein referred to individually as the “CCVI Western MD LLC” and the “CCVI Eastern MD LLC” respectively, and collectively as the “CCVI LLCs”), using a certificate of formation and limited liability company agreement in a form reasonably acceptable to Buyer and CCVI.”

(b) Subject to the terms, provisions and conditions contained in this Agreement, immediately following the formation of the CCVI LLCs (the “Contribution Time”), CCVI will contribute, assign, transfer, convey and deliver, or cause to be contributed, assigned, transferred, conveyed and delivered, to the CCVI LLCs (the “Initial Asset Drop Down”), all right, title and interest of CCVI in the Western MD Franchise Assets and Eastern MD Franchise Assets, as applicable, in each case, as set forth in Part A on Schedule 2.3(b).

(c) Subject to the terms, provisions and conditions contained in this Agreement, from and after the Contribution Time, each CCVI LLC shall assume and agree to pay, discharge and perform that portion of the Assumed Liabilities which relates to the LLC Assets contributed to such CCVI LLC pursuant to Section 2.3(b) (the “CCVI LLC Assumed Liabilities”). For the avoidance of doubt, the CCVI LLCs shall not be required to assume, pay, discharge or perform any Retained Liability.

(d) On the Closing Date, but subject to Section 6.14 and the other terms, provisions and conditions contained in this Agreement, Buyer will purchase, and CCVI will sell and transfer to Buyer, all outstanding limited liability company membership interests and any other ownership interests in the CCVI LLCs (the “CCVI LLC Interests”), free and clear of any Encumbrances, pursuant to an assignment of LLC Interest in a form and substance reasonably acceptable to Buyer and CCVI. On the Closing Date, contemporaneously with such sale and transfer of the CCVI LLC Interests, CCVI shall withdraw as a member and resign as manager of the CCVI LLCs.

(e) The parties acknowledge that, as of the Closing Date, Required Consents for Franchises relating to the NY Franchise Assets will not have been obtained, and accordingly such Franchises shall constitute Retained LLC Consent Franchises pursuant to Section 6.14(a)(i).

(f) The Purchase Price set forth in Section 3.1 includes any and all consideration payable by Buyer for the LLC Interests. The allocation of the Purchase Price to be agreed upon by Buyer and Sellers pursuant to Section 3.5 shall include an allocation of a portion of the Purchase Price as an amount payable to CCVI in respect of the CCVI LLC Interests and to CCVI or HTS, as applicable, in respect of LLC Interests in Retained Consent Franchise LLCs.

(g) The parties acknowledge that Buyer intends, as soon as practicable after the Closing to cause (i) CCVI Western MD LLC to be merged with and into Atlantic (Penn) and (ii) CCVI Eastern MD LLC to be merged with and into Atlantic (Delmar). Immediately following and as a result of such mergers, (A) Atlantic (Penn) will own all of the Western MD Franchise Assets held by CCVI Western MD LLC and be responsible for all of the LLC Assumed Liabilities related to such LLC Assets, and (B) Atlantic (Delmar) will own all of the Eastern MD Franchise Assets held by CCVI Eastern MD LLC and be responsible for all of the LLC Assumed Liabilities related to such LLC Assets. The parties also acknowledge that Buyer intends, as soon as practicable after each Subsequent Consent Transfer to cause (i) each Retained Consent Franchise LLC holding NY Franchise Assets or Western MD Franchise Assets to be merged with and into Atlantic (Penn) and (ii) each Retained Consent Franchise LLC holding Eastern MD Franchise Assets to be merged with and into Atlantic (Delmar). Immediately following and as a result of such mergers, (A) Atlantic (Penn) will own all of the NY Franchise Assets and Western MD Franchise Assets and be responsible for all of the LLC Assumed Liabilities related to such LLC Assets, and (B) Atlantic (Delmar) will own all of the Eastern MD Franchise Assets and be responsible for all of the LLC Assumed Liabilities related to such LLC Assets.

(h) Notwithstanding anything contained in this Agreement to the contrary, if the consent or other approval of any Governmental Authority or other Person is required solely by reason of the Initial Asset Drop Down, a Subsequent Asset Drop Down, the transfer of any LLC Interest to Buyer or the merger of any LLC with and into Atlantic (Penn) and Atlantic (Delmar), as applicable (“Drop Down Consent”), then the failure to obtain any such Drop Down Consent shall not be deemed a breach of any representation, warranty or covenant of Parent or any Seller and the obtaining of any such consent or other approval shall not constitute a condition precedent to Buyer’s obligation to purchase and accept assignment, transfer and delivery of the Assets on the Closing Date or, in the case of a Subsequent Consent Transfer, assignment, transfer and delivery of the LLC Interests of the applicable Retained Consent Franchise LLCs at such Subsequent Consent Transfer; provided, however, that in no event will Buyer be required to purchase and accept assignment, transfer and delivery of any Retained Consent Franchise, Retained LLC Consent Franchise or NY Franchise Assets until all Material Consents related thereto have been obtained, nor will Buyer be required to purchase and accept assignment, transfer and delivery of any Retained Consent Franchise, Retained LLC Consent Franchise or NY Franchise Assets in violation of any applicable Legal Requirement relating to the transfer of a Franchise or if the condition set forth in Section 7.4 is not satisfied with respect to such Retained Consent Franchise, Retained LLC Consent Franchise or NY Franchise Assets as of the date of such assignment, transfer and delivery. As used in the foregoing sentence, the term Material Consents shall not include any Drop Down Consent.”

6. A new Section 4.25 hereby is added to the Purchase Agreement as follows:

“4.25 Transfer of Assets to LLCs; Formation of LLCs.

(a) Immediately following the Contribution Time and upon transfer of the CCVI LLC Interests to Buyer: (i) CCVI will own 100% of the CCVI LLC Interests; and (ii) the CCVI LLCs will own all of the Eastern MD Franchise Assets and Western MD Franchise Assets, in each case free and clear of all Encumbrances, other than Permitted Encumbrances, but subject to any Required Consents that have not been obtained as of the Closing Date. CCVI, with respect to the CCVI LLCs: (x) has remained the sole member and manager of such LLC since formation of such LLC; (y) has not permitted such LLC to engage in any business activity after its formation other than activities necessary to consummate the transactions contemplated by this Agreement; (z) has not caused, permitted or authorized such LLC to (1) incur any obligations or liabilities other than its respective LLC Assumed Liabilities; (2) do or take any action that Sellers would not be authorized to do or take under Section 6; (3) issue, deliver or sell or agree to issue, deliver or sell to any Person any additional membership interests in, or rights of any kind to acquire any ownership interest in such LLC of any class, or any option, right or warrant to acquire, or any securities convertible into, membership or ownership interests in such LLC; (4) amend the certificate of formation or limited liability company agreement of such LLC; (5) acquire, lease or dispose of any capital assets or any other assets; (6) acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or (7) agree to take any of the foregoing actions and none of the CCVI LLCs has taken, or entered into any agreement or otherwise committed itself to take, any of the actions set forth in subclauses (1) through (6) of this clause (z). The NY Franchise Assets are the only Assets owned, used or held by HTS.

(b) With respect to each Subsequent Consent Transfer of the LLC Interest of a Retained Consent Franchise LLC, immediately following the Subsequent Contribution Time relating thereto and upon transfer of the LLC Interests of such Retained Consent Franchise LLC to Buyer at the closing of such Subsequent Consent Transfer: (i) HTS, with respect to a Retained Consent Franchise LLC holding NY Franchise Assets, and CCVI, with respect to a Retained Consent Franchise LLC holding Eastern MD Franchise Assets or Western MD Franchise Assets, will own 100% of the LLC Interests of such Retained Consent Franchise LLC; and (ii) such Retained Consent Franchise LLC will own all of its respective LLC Assets, in each case free and clear of all Encumbrances, other than Permitted Encumbrances, but subject to any Required Consents that have not been obtained as of the date of such Subsequent Consent Transfer. As of the date of any Subsequent Consent Transfer of the LLC Interests of any Retained Consent Franchise LLC, HTS, with respect to a Retained Consent Franchise LLC holding NY Franchise Assets, and CCVI, with respect to a Retained Consent Franchise LLC holding Eastern MD Franchise Assets or Western MD Franchise Assets: (x) has remained the sole member and manager of such LLC since formation of such LLC; (y) has not permitted such LLC to engage in any business activity after its formation other than activities necessary to consummate the transactions contemplated by this Agreement; (z) has not caused, permitted or authorized such LLC to (1) incur any obligations or liabilities other than its respective LLC Assumed Liabilities; (2) do or take any action that Sellers would not be authorized to do or take under Section 6; (3) issue, deliver or sell or agree to issue, deliver or sell to any Person any additional membership interests in, or rights of any kind to acquire any ownership interest in such LLC of any class, or any option, right or warrant to acquire, or any securities convertible into, membership or ownership interests in such LLC; (4) amend the certificate of formation or limited liability company agreement of such LLC; (5) acquire, lease or dispose of any capital assets or any other assets; (6) acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or (7) agree to take any of the foregoing actions and such Retained Consent Franchise LLC has not taken, or entered into any agreement or otherwise committed itself to take, any of the actions set forth in subclauses (1) through (6) of this clause (z).”

7. The following sentence hereby is added at the end of the preamble paragraph to Section 6:

“After the Contribution Time, to the extent any obligations of CCVI in this Section 6 are required to be performed at or prior to the Closing and relate to the LLC Assets contributed to the CCVI LLCs, CCVI shall cause the CCVI LLCs to perform such obligations and Buyer shall accept such performance by the CCVI LLCs in substitution thereof. CCVI shall remain liable for any non-performance by the CCVI LLCs of any such obligations subject to Section 10.”

8. The following sentence hereby is added at the end of Section 6.7(b) of the Purchase Agreement:

“All transfer, documentary, sales, use, stamp, registration and other Taxes and fees (including any penalties and interests) incurred in connection with the sale of the LLC Interests to Buyer shall be shared equally by Buyer (on the one hand) and HTS or CCVI (on the other hand).”

9. The following sentence hereby is added at the end of Section 6.14(a)(i) of the Purchase Agreement:

“To the extent that any Franchises for which Required Consents have not been obtained relate to the LLC Assets (“Retained LLC Consent Franchises”), (A) CCVI shall not contribute the applicable Retained LLC Consent Franchises to the CCVI LLCs in the Initial Asset Drop Down, and (B) HTS shall not transfer, convey or assign to Buyer the applicable Retained LLC Consent Franchises or the related Retained LLC Consent Franchise Assets at the Closing, and the amount of the Purchase Price paid to HTS and CCVI for the transfer and assignment of the LLC Interests and such LLC Assets shall be reduced (but without duplication of any such deduction made pursuant to the immediately preceding sentence) by $3,255 for each Equivalent Basic Subscriber covered by a Retained LLC Consent Franchise. As used herein, the term “Retained Consent Franchises” shall include the Retained LLC Consent Franchises.

10. The second sentence of Section 6.14(b) of the Purchase Agreement hereby is deleted and replaced in its entirety with the following:

“As soon as practicable following the receipt of an applicable Required Consent, the Sellers shall convey and assign such Retained Consent Franchise to Buyer

(each such transfer being a “Subsequent Consent Transfer”) free and clear of all Encumbrances other than Permitted Encumbrances; provided, however, that if a particular Retained Consent Franchise is a Retained LLC Consent Franchise, then CCVI and HTS, as the case may be, shall complete a Subsequent Consent Transfer with respect to such Retained LLC Consent Franchise by (i) forming an additional limited liability company under the laws of the State of Delaware in the manner set forth in Part B on Schedule 2.3(b), each to be wholly owned by CCVI or HTS, as applicable (each such limited liability company, a “Retained Consent Franchise LLC” and, collectively, the “Retained Consent Franchise LLCs”), in each case using a certificate of formation and limited liability company agreement in substantially the same form used to form and organize the LLCs pursuant to Section 2.3(a), (ii) contributing such Retained Consent Franchise and, solely in the case of HTS, the related Retained LLC Consent Franchise Assets to the applicable Retained Consent Franchise LLC in the manner set forth in Part A on Schedule 2.3(b) and causing such Retained Consent Franchise LLC to assume and agree to pay, discharge and perform that portion of the Assumed Liabilities which relates to the LLC Assets contributed to such Retained Consent Franchise LLC (each, a “Subsequent Asset Drop Down”) and (iii) assigning the LLC Interests of such Retained Consent Franchise LLC to Buyer in accordance with Section 2.3. In the case of any Subsequent Consent Transfer Buyer shall pay to the applicable Seller, as the purchase price for such Retained Consent Franchise or for the LLC Interests of the applicable Retained Consent Franchise LLC, as the case may be, an amount equal to $3,255 for each Equivalent Basic Subscriber covered by the Retained Consent Franchise being transferred, but in no event shall the aggregate purchase price for Retained Consent Franchises included in Subsequent Consent Transfers be greater than the aggregate amount by which the Purchase Price paid to Sellers at the Closing was reduced pursuant to Section 6.14(a)(i).

11. The second sentence of Section 6.16 of the Purchase Agreement hereby is deleted and replaced in its entirety with the following:

“Sellers and Buyer will negotiate in good faith to reach agreement on or before Closing to enter into a transition services agreement (the “Transition Services Agreement”), pursuant to which Sellers will provide the Transition Services and any other services agreed to by the parties.”

12. Buyer and Seller hereby add Falcon Telecable, a California limited partnership (“Falcon Telecable”) as an additional Seller pursuant to and upon the terms and conditions contained in Section 6.19 of the Purchase Agreement. Falcon Telecable hereby agrees to be bound by the Purchase Agreement, as amended by this Amendment, as an additional Seller thereunder as if Falcon Telecable were an original party thereto. Parent hereby acknowledges and agrees that by adding Falcon Telecable as a “Seller” under the Purchase Agreement, Parent’s indemnification obligations under Section 10.2(b) of the Purchase Agreement with respect to the Sellers generally shall also apply with respect to Falcon Telecable from and after the date hereof.

13. Section 7.10(i) of the Purchase Agreement hereby is deleted and new Section 7.10(i), (j) and (k) are added as follows:

“(i) one or more contribution agreements, of which Buyer shall be an express third party beneficiary and containing customary representations and warranties, and such other transfer instruments as Buyer may deem reasonably necessary to convey to the CCVI LLCs all of the CCVI LLC Assets and to perfect the CCVI LLCs’ right in and to such CCVI LLC Assets, all in form and substance reasonably acceptable to Buyer and CCVI, duly executed by CCVI, as applicable;

(j) one or more assignments of the CCVI LLC Interests in a form reasonably acceptable to Buyer and CCVI, duly executed by CCVI; and

(k) all other documents as are reasonably necessary to effect the intent of this Agreement and consummate the transaction contemplated hereby.”

14. A new Section 7.15 hereby is added to the Purchase Agreement as follows:

“7.15 Initial Asset Drop Down. The Initial Asset Drop Down shall have occurred in accordance with Section 2.3(b).”

15. The first sentence of Section 9 of the Purchase Agreement hereby is deleted and replaced in its entirety with the following:

“The representations, warranties and certifications of the parties made or provided for in this Agreement shall survive the Closing until the later of the first anniversary of the Closing Date and March 31, 2005, except the representations and warranties set forth in Sections 4.2, 4.19, 4.16, 4.22, 4.25, the first sentence of Section 4.7(d), and Section 4.8(a), and certifications thereof, shall survive the Closing for the duration of the applicable statute of limitations (the “Indemnity Period”).”

16. The Purchase Agreement is hereby amended by adding the following as an additional party to which a copy of all notices, requests, consents and other communications to Sellers should be sent:

Charter Communications, Inc.

12405 Powerscourt Drive

St. Louis MO 63131

Telephone: (303) 323-1373

Telecopy: (720) 200-9276

Attention: Derek Chang

17. The Purchase Agreement is hereby amended by adding to the Purchase Agreement and making a part thereof Schedule 1D, Schedule 1F, Schedule 1G, Schedule 1H and Schedule 2.3(b), in each case in the form attached to this Amendment.

18. The Purchase Agreement is amended only as expressly provided in this Amendment and shall otherwise remain in full force and effect. This Amendment may be executed in counterparts, which together shall constitute the executed original. This Amendment shall be governed by and construed and enforced in accordance with the laws (without giving effect to laws governing the principles of conflicts of law) of the State of Delaware. Any reference to the “Purchase Agreement” or “this Agreement” and any similar reference in the Purchase Agreement or any Related Agreement shall be a reference to the Purchase Agreement as amended hereby.

[END OF PAGE. SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, this Amendment has been executed by Sellers, Parent and Buyer as of the date first above written.

BUYER:

ATLANTIC BROADBAND FINANCE, LLC

By:	/S/ PATRICK BRATTON
Name: Patrick Bratton
Title: Chief Financial Officer

SELLERS:

CHARTER COMMUNICATIONS VI, LLC

By:	/S/ DEREK CHANG
Name: Derek Chang
Title: Executive Vice President

THE HELICON GROUP, L.P.
By: Charter Helicon, LLC its general partner

By:	/S/ DEREK CHANG
Name: Derek Chang
Title: Executive Vice President

HORNELL TELEVISION SERVICE, INC.

By:	/S/ DEREK CHANG
Name: Derek Chang
Title: Executive Vice President

CHARTER COMMUNICATIONS, LLC

By:	/S/ DEREK CHANG
Name: Derek Chang
Title: Executive Vice President

INTERLINK COMMUNICATIONS PARTNERS, LLC

By:	/S/ DEREK CHANG
Name: Derek Chang
Title: Executive Vice President

FALCON TELECABLE, A CALIFORNIA LIMITED PARTNERSHIP

By:	/S/ DEREK CHANG
Name: Derek Chang
Title: Executive Vice President

CHARTER COMMUNICATIONS HOLDINGS, LLC

By:	/S/ DEREK CHANG
Name: Derek Chang
Title: Executive Vice President

SCHEDULE 2.3(b)

Asset Drop Down

Part A

Any Assets to be contributed to (i) the LLCs in connection with the Initial Asset Drop Down pursuant to Section 2.3(b) of this Agreement or (ii) the Retained Consent Franchise LLCs in connection with any Subsequent Asset Drop Down pursuant to Section 6.14(a)(ii) of this Agreement shall be contributed to the LLCs and Retained Consent Franchise LLCs as follows:

If such Asset is a Western MD Franchise Asset, then such Asset shall be contributed to (i) the CCVI Western MD LLC, in the case of the Initial Asset Drop Down, or (ii) the Western MD Retained Consent Franchise LLC, in the case of any Subsequent Asset Drop Down.

If such Asset is an Eastern MD Franchise Asset, then such Asset shall be contributed (i) to the CCVI Eastern MD LLC, in the case of the Initial Asset Drop Down, or (ii) the Eastern MD Retained Consent Franchise LLC, in the case of any Subsequent Asset Drop Down.

If such Asset is a NY Franchise Asset, then such Asset shall be contributed to the NY Retained Consent Franchise LLC in the case of any Subsequent Asset Drop Down.

Part B

In the event CCVI or HTS is required to form any Retained Consent Franchise LLC pursuant to Section 6.14(a)(ii) of this Agreement, such Retained Consent Franchise shall be formed as follows:

CCVI will form one Retained Consent Franchise LLC in respect of all Retained Consent Franchises that are Western MD Franchise Assets (the “Western MD Retained Consent Franchise LLC”).

CCVI will form, in addition to any Western MD Retained Consent Franchise LLC, one Retained Consent Franchise LLC in respect of all Retained Consent Franchises that are Eastern MD Franchise Assets (the “Eastern MD Retained Consent Franchise LLC”).

HTS will form one Retained Consent Franchise LLC in respect of all Retained Consent Franchises that are NY Franchise Assets (the “NY Retained Consent Franchise LLC”).

SCHEDULE 1D

EBS Percentage

The initial EBS Percentages based on the Pre-Closing Certificate and the methodology used to calculate such EBS Percentages are set forth on the attached sheet. Sellers shall have the right to deliver to Buyer revised EBS Percentages (i) within 10 days after the Post-Closing Certificate has become final, (ii) within 10 days after any Subsequent Consent Transfer, and (iii) within 10 days after the payment of any Claim for which a Seller is determined to be liable under Section 10 of the Purchase Agreement, in each case only to the extent the then current EBS Percentages are affected thereby. Any such revised EBS Percentages shall be calculated in accordance with the same methodology used to calculate the initial EBS Percentages set forth on the attached sheet.

Nothing contained in this Schedule 1D shall be deemed to affect Section 3.5 of the Agreement or the allocation of the Purchase Price among the Assets determined pursuant thereto.

SCHEDULE 1F

Eastern Maryland Franchises

CUID#	Community	Headend
MD0289	Chesapeake City	Chesapeake City
MD0159	Cecil/Uninc. Area Cecil Co.	Perryville
MD0253	Cecil/Uninc. Area Perry Point	Perryville
MD0136	Perryville	Perryville
MD0158	Port Deposit	Perryville
MD0325	Barclay	Queen Anne’s (W)
MD0320	Betterton	Queen Anne’s (W)
MD0242	Centreville	Queen Anne’s (W)
MD0204	Chestertown	Queen Anne’s (W)
MD0322	Church Hill	Queen Anne’s (W)
MD0205	Kent/Uninc. Area Kent (C) Co.	Queen Anne’s (W)
MD0365	Kent/Uninc. Area Kent (E) Co.	Queen Anne’s (W)
MD0237	Kent/Uninc. Area Kent (W) Co.	Queen Anne’s (W)
MD0317	Millington	Queen Anne’s (W)
MD0319	Oxford	Queen Anne’s (W)
MD0239	Queenstown	Queen Anne’s (W)
MD0238	Rock Hall	Queen Anne’s (W)
MD0202	St. Michaels	Queen Anne’s (W)
MD0303	Sudlersville	Queen Anne’s (W)
MD0363	Talbot/Uninc. Area Talbot (S) Co.	Queen Anne’s (W)
MD0203	Talbot/Uninc. Area Talbot (W) Co.	Queen Anne’s (W)
MD0304	Templeville	Queen Anne’s (W)
MD0318	Trappe	Queen Anne’s (W)
MD0241	Queen Anne’s/Uninc. Area Kent Island	Queen Anne’s (W)
MD0206	Queen Anne’s/Uninc. Area Queen’s (E) Co.	Queen Anne’s (W)
MD0364	Queen Anne’s/Uninc. Area Queen’s (W) Co.	Queen Anne’s (W)

SCHEDULE 1G

New York Franchises

CUID#	Community	Headend
NY0316	Great Valley	Salamanca
NY0564	Little Valley	Salamanca
NY0565	Little Valley	Salamanca
NY0021	Salamanca	Salamanca
NY0371	Salamanca	Salamanca

SCHEDULE 1H

Western Maryland Franchises

CUID#	Community	Headend
MD0127	Allegany	Cumberland
MD0024	Cumberland	Cumberland